Exhibit 10.1

The Goldfield Corporation

Retention Bonus Agreement

1.

Retention Bonus Opportunity. The Goldfield Corporation (together with its subsidiaries, the “Company”) has granted you the opportunity to earn a lump-sum cash retention bonus in the amount of $[●] (the “Retention Bonus”).

2.

Conditions to Bonus. You will earn the Retention Bonus if you are employed with the Company through October 2, 2021 (the “Retention Date”). If earned, the Retention Bonus will be paid to you within 14 days following the Retention Date. If your employment with the Company terminates for any reason prior to the Retention Date, then, except as set forth in Section 3, you will forfeit the Retention Bonus.

3.	Involuntary Termination.
a.

If your employment with the Company terminates due to an Involuntary Termination (as defined below) prior to the Retention Date, then, subject to you (or, in the event of your death, your estate) executing and letting become irrevocable a general release of claims in the form provided by the Company on or before the 52nd day following such termination, you will receive the Retention Bonus within 14 days following the day on which such general release becomes irrevocable. Notwithstanding anything to the contrary herein or otherwise, if such Involuntary Termination is due to clause (ii) or (iv) of the definition of Involuntary Termination, the amount of the Retention Bonus paid to you will be prorated for the number of days of your employment with the Company between (x) October 2, 2020, and (y) the Retention Date, as calculated by the Company in its reasonably discretion.

b.

“Involuntary Termination” means (i) a termination of your employment by the Company without Cause (as defined below), (ii) a termination of your employment by the Company for Disability  (as defined in the Company’s 2013 Long-Term Incentive Plan), (iii) a termination of your employment by you for Good Reason (as defined below), or (iv) a termination of your employment due to death.

c.

“Cause” means as such term is defined in any written employment agreement between you and the Company defining such term and, in the absence of such agreement, such term means the occurrence of any of the following events: (i) your unauthorized misuse of the Company’s trade secrets or proprietary information; (ii) your conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude; (iii) your commission of an act of fraud against the Company; or (iv) your gross negligence or willful misconduct in the performance of your duties that has had or is likely to have a material adverse effect on the Company.

d.

“Good Reason” means as such term is defined in any written employment agreement between you and the Company defining such term and, in the absence of such agreement, such term means the occurrence of any of the following events: (i) a change in your responsibilities or duties which represents a material diminution in your responsibilities or duties, respectively; (ii) a material reduction in your base salary; provided that an across-the-board reduction in the salary level of substantially all other individuals in positions similar to your position by the same percentage amount not to exceed 10% will not constitute such a salary reduction; or (iii) requiring you to be based at any place outside a 35-mile radius from your job location as of the date hereof except for reasonably required travel on business.

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4.

Expiration Date. This Retention Bonus Agreement will expire on the calendar day following the Retention Date (provided that if the Retention Bonus is earned prior to such expiration), this Retention Bonus Agreement will expire once all earned payments hereunder have been made to you.

5.

Miscellaneous. By signing this Retention Bonus Agreement, you acknowledge and agree that (i) you have reviewed this Retention Bonus Agreement in its entirety, (ii) you have had an opportunity to obtain the advice of counsel prior to signing this Retention Bonus Agreement, (iii) you fully understand all the terms and conditions contained in this Retention Bonus Agreement, (iv)  nothing in this Retention Bonus Agreement confers upon you any right with respect to future compensation or continuation of your services with the Company or any of its affiliates, nor does anything in this Retention Bonus Agreement interfere in any way with the right of the Company or any of its affiliates to terminate your relationship with the Company or its subsidiaries or affiliates, with or without cause, and with or without notice, and for any reason or no reason, (v) the Retention Bonus is subject to required tax withholdings, (vi) the Company will interpret and resolve any ambiguities in this Retention Bonus Agreement in its discretion, (vii) you may not assign this Retention Bonus Agreement, (viii) this Retention Bonus Agreement can only be amended in writing signed by you and the Company, (ix) this Retention Bonus Agreement represents the entire agreement between you and the Company regarding the Retention Bonus and (x) this Retention Bonus Agreement will be governed by the laws of Delaware. Notwithstanding anything to the contrary herein, if, prior to the Retention Date, there occurs a Change in Control (as defined in the Company’s 2013 Long-Term Incentive Plan) and, immediately prior to such Change in Control, you are employed with the Company, then, within 14 days following such Change in Control, you will receive the Retention Bonus and you will be due no other compensation or payments hereunder.

THE GOLDFIELD CORPORATION	[●]
By: __________________________________ Name: ________________________________ Title: _________________________________ Dated: ________________________________	By: __________________________________ Name: ________________________________ Dated: ________________________________

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